UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 16, 2019

Paramount Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-36746	32-0439307
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1633 Broadway, Suite 1801 New York, New York	10019
(Address of Principal Executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 237-3100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
Common stock of Paramount Group, Inc., $0.01 par value per share	PGRE	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03  Material Modification to Rights of Security Holders.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As described below in Item 5.07 of this Current Report on Form 8-K, on May 16, 2019, the stockholders of Paramount Group, Inc. (the “Company”) voted at the 2019 annual meeting of stockholders (the “Annual Meeting”) to approve an amendment and restatement (the “Second Articles of Amendment and Restatement”) of the Company’s Articles of Amendment and Restatement (the “Articles of Amendment and Restatement”) to add a foreign ownership limit. The foreign ownership limit prohibits persons from directly or indirectly owning shares of the Company’s capital stock to the extent such ownership would cause more than 49.8% of the value of the shares of the Company’s capital stock to be owned, directly or indirectly, by Non-U.S. Persons. For this purpose, a “Non-U.S. Person” is defined as a person other than a “United States person,” as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended (the “Code”), and it includes a “foreign person” as such term is used in the provision of the Code defining a domestically controlled qualified investment entity. On May 17, 2019, the Company filed the Second Articles of Amendment and Restatement with the State Department of Assessments and Taxation of Maryland.

The foregoing summary of the Second Articles of Amendment and Restatement does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Articles of Amendment and Restatement, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07Submission of Matters to a Vote of Security Holders.

On May 16, 2019, the Company held its Annual Meeting in New York, New York. As of the record date, there were a total of 234,494,592 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. The following is a brief description of each matter voted upon at the Annual Meeting and a statement of the number of votes cast for or against, and the number of abstentions and broker non-votes with respect to each matter, as applicable.

Proposal 1. Votes regarding the election of the persons named below as directors for a term expiring at the annual meeting of stockholders in 2020 and until their respective successors have been duly elected and qualified or until their earlier resignation or removal, were as follows:

				Broker
Names of Directors	For	Against	Abstain	Non-Votes
Albert Behler	203,197,080	1,296,905	785,703	4,115,868
Thomas Armbrust	204,188,236	1,085,648	5,804	4,115,868
Martin Bussmann	204,181,323	1,092,862	5,503	4,115,868
Colin Dyer	204,391,569	882,316	5,803	4,115,868
Dan Emmett	138,603,697	59,445,962	7,230,029	4,115,868
Lizanne Galbreath	142,714,510	55,335,149	7,230,029	4,115,868
Karin Klein	203,039,684	2,234,501	5,503	4,115,868
Peter Linneman	203,567,832	1,706,055	5,801	4,115,868
Katharina Otto-Bernstein	204,176,112	1,098,072	5,504	4,115,868
Mark Patterson	143,231,129	54,818,527	7,230,032	4,115,868

Based on the votes set forth above, each of the foregoing persons was duly elected to serve as a director for a term expiring at the annual meeting of stockholders in 2020 and until the directors’ successors have been duly elected and qualified or until a given director’s earlier resignation or removal.

Proposal 2. Votes regarding a non-binding, advisory resolution approving the compensation of the Company’s named executive officers, were as follows:

			Broker
For	Against	Abstain	Non-Votes
184,953,300	20,275,368	51,020	4,115,868

Based on the votes set forth above, the non-binding, advisory resolution approving the compensation of the Company’s named executive officers was approved by the Company’s stockholders.

Proposal 3. Votes regarding an amendment and restatement of the Articles of Amendment and Restatement to add a foreign ownership limit, were as follows:

			Broker
For	Against	Abstain	Non-Votes
204,072,110	1,200,536	7,042	4,115,868

Based on the votes set forth above, the amendment and restatement of the Articles of Amendment and Restatement to add a foreign ownership limit was approved by the Company’s stockholders.

Proposal 4.  Votes regarding the ratification of the audit committee’s appointment of Deloitte & Touche LLP as independent registered public accounting firm for 2019, were as follows:

For	Against	Abstain
209,243,081	147,061	5,414

Based on the votes set forth above, the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company to serve for the fiscal year ending December 31, 2019 was duly ratified by the Company’s stockholders.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

3.1	Second Articles of Amendment and Restatement of Paramount Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARAMOUNT GROUP, INC.

By:/s/ Gage Johnson

Name:Gage Johnson

Title:Senior Vice President, General Counsel and Secretary

Dated: May 20, 2019